UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On March 24, 2009, the board of directors of B of I Holding, Inc. (B of I), the parent of Bank of Internet USA, (Bank) voted unanimously to not participate in the U.S. Treasury Department’s Trouble Asset Relief Program (TARP)—Capital Purchase Program (CPP). B of I submitted an application for possible funding though the CPP in November 2008 and received a recommendation for approval from its primary regulator, the Office of Thrift Supervision.

The decision to withdraw B of I’s application was based upon the ever changing conditions imposed by the U.S. government upon other CPP funding recipients, the growing negative publicity for participating banks and the well-capitalized position of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: March 26, 2009	By:	/s/ Gregory Garrabrants
Gregory Garrabrants
Chief Executive Officer